EXHIBIT 10(av)


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                        Digital Broadcasting Site System


                            Site Operations Agreement


                                      With

                      Trans World Entertainment Corporation

     AGREEMENT made the 4th day of August 1999, by and between Trans World Entertainment Corporation ("TWE") and DistributedMedia.com Incorporated ("DMC").

     WHEREAS, DMC is in the business of providing a system which integrates various patent pending technologies to deliver site-selected audio programming, broadcast advertising and on-wall billboard advertising, known as the Digital Broadcast Site system ("DBS"); and

     WHEREAS, TWE wishes DMC to install a DBS system or systems in its place or places of business, identified on Exhibit A, attached hereto (the "Premises"). It is understood that DMC will provide DBS systems for TWE for expansions or acquisition of new stores.

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto do hereby agree as follows:

     1. Term.

          a. The Term of this agreement shall commence on the date hereof and end five (5) years thereafter. The Term of this agreement shall automatically renew itself for successive five (5) year periods thereafter, unless terminated by TWE by provision to DMC of written notice of its intention not to renew this agreement, not later than 120 days prior to the expiration of the then current term. During the first six months of this contract, DMC and TWE will conduct a test of the system in one location, then if the test is satisfactory, at TWE's sole discretion, the test will be expanded to five locations to determine TWE's desire to expand the installation company wide. If at any time during the test TWE determines that it is in its best interest not to expand the installation it will have no other obligation under this contract. In store volume control will be reviewed during the test.

          b. If TWE does not receive the level of service promised by DMC, it will notify DMC of the specific incidences that were below standard. Upon notification, DMC will respond in writing and correct the deficiencies as soon as practical, but in no case beyond thirty (30) days. If the deficiencies have not been corrected within thirty (30) days, TWE will notify DMC in specifics regarding the failure to correct. If DMC has not corrected these deficiencies within the next thirty (30) days, TWE has the option during the subsequent sixty (60) days to cancel this agreement. Determination of deficiencies being corrected is at the sole discretion of TWE, Cancellation of this agreement will take place upon written notice, one hundred and twenty (120) days in advance of the effective cancellation date. DMC will remove their equipment no later than thirty (30) days after the effective cancellation date.

     2. Digital Music System.

          a. License. DMC hereby grants to TWE a license to use, throughout the Term hereof and in the manner set forth herein, two thousand and two hundred (2,200) DBS systems.

               b. Installation; Equipment ownership. DMC shall, at its sole cost and expense, install the DBS Equipment in the Premises, in locations selected by TWE. The DBS Equipment shall at all times remain the sole and exclusive property of DMC. TWE shall execute and permit DMC to file any financing statement or other documentation necessary to preserve or perfect DMC's ownership of the DBS Equipment. TWE shall not attempt to transfer, sell, lien, pledge or encumber the DBS Equipment. TWE shall not move the DBS Equipment without the prior written consent of DMC. Upon the expiration or earlier termination hereof, TWE shall immediately provide DMC reasonable access to the Premises during business hours or subsequent location of the DBS Equipment in order to remove same.

               c. Maintenance. DMC will maintain, service and replace all components of the DBS system throughout the Term hereof at its sole cost and expense.


     3. Advertising Revenue Participation. DMC shall pay to TWE twenty-five per cent (25%) of the gross revenues, which DMC receives from advertising sponsors, which is attributable to the Premises' participation as a DBS site. DMC shall pay such percentage of advertising revenue to TWE quarterly, in arrears. If at any time during the term of this agreement or any renewal thereof, DMC enters into an agreement to install a DBS system in any other person's place of business, then TWE shall have a right to revenue participation or any other payments in respect of a DBS site on terms and conditions at least as favorable as the most favored terms and conditions granted to any other party.


     4. Programming

          a. Music Selection: DMC will provide music to each DBS system during the hours of TWE's normal business operations during the Term of this agreement at no cost to TWE. TWE may select its preferences of music categories from those set forth on Exhibit C, attached hereto. Throughout the Term hereof, DMC will reasonably incorporate TWE's preferences through regular updates of the musical programming. b. TWE will request specific music tracks, and DMC will program the music as requested by TWE.


     5. Advertising.

          a. DMC will play audio advertising spots throughout each programming day.

          b. Audio commercials will not exceed 30 seconds without TWE's approval.

          c. Audio commercials will not exceed 6 minutes per hour without TWE's approval.

          d. DMC may not pitch or sell advertising to TWE's coop advertisers without TWE's approval.

          e. DMC will not offer advertisers exclusives without the concurrence of TWE.

          f. DMC will be receptive to expanding relationships with advertisers when requested by TWE.

          g.   DMC will routinely inform TWE of targeted advertisers.

          h. TWE can selectively use a veto for unwanted advertisers for good and valid business reasons.

          i. If TWE believes that co-op funds are being effected by advertising booked by DMC, DMC will pull the ad or otherwise correct the situation.

          j. TWE will provide DMC with guideline parameters for the booking of advertisements.

          k. TWE has the final say on the number of speakers to be placed in a store.


     6. Demographics. Throughout the term of this agreement, TWE will, upon request, provide to DMC reasonably detailed information concerning the typical number of its customers and clientele in each store each day.

     7. Upon reasonable request, following at least ten (10) business days prior notice to DMC, TWE shall be entitled to inspect the books and records of DMC pertaining to the payments rights to which TWE is entitled under Section 3 of this agreement, for the sole purpose of confirming accuracy of the payments received pursuant to Section 3 and for determining the availability of most favored terms and conditions to TWE. Any such inspection may be made no more frequently than once in any fiscal quarter of DMC, will be at TWE's sole expense, and will take place during normal business hours. TWE agrees to maintain the confidentiality of any such books and records, except as may be necessary to enforce its rights under Section 3.

     8. Notices. All notices hereunder shall be made by first class mail, national overnight delivery service, telecopier or hand-delivery to the following addresses:

To DMC:
                  DistributedMedia.com, Incorporated
                  One Dock Street
                  Stamford, CT. 06902
                  Attn: James McManus, President and Chief Executive Officer

         With a copy to:

                  Lev, Berlin & Dale, P.C.
                  535 Connecticut Avenue
                  Norwalk, CT. 06854
                  Attn. Duane L. Berlin, Esq.


To: TWE    ________________________________
           ________________________________
           ________________________________


         With a copy to:

           ________________________________
           ________________________________
           ________________________________
           ________________________________

     9. Integration; Disclaimers.

          A. Sole Agreement: This agreement constitutes the sole and exclusive understanding of the parties with respect to the subject matter hereof.

          B. No Warranties; Waiver of Claims: TWE hereby acknowledges that DMC has made no representation or warranty, express or implied, except as specifically set forth herein. TWE hereby releases and holds DMC, its affiliates, TWE's, employees and agents harmless from and against any loss, claim, liability or damage relating or with regard to the transactions contemplated by or discussed herein other than those caused by DMC's willful misconduct and in all events waives any claim for lost profits or other consequential damages in this connection.

          C. The ability to page through the DBS is specifically not certified for emergency use, and TWE indemnifies DMC against any claims arising from the use of the DBS system in emergency situations.

     9. Binding Effect. This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

     10. Governing Law. This agreement shall be governed by the laws of the State of Connecticut, without giving effect to principles of conflicts of law.


       DistributedMedia.com, Incorporated

       __________________________________
       By: James McManus

       Its: President and Chief Executive Officer



       TWE Corporation

       ____________________________________

       By:  _______________________________

       Its:   _____________________________



                                    Exhibit A
                                  The Premises


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                                    Exhibit B
                                Music Categories


      1         Acoustic Guitar
      2         All Time Favorites
      3         Broadway Favorites
      4         Caribbean
      5         Classical
      6         Classical, Light
      7         Contemporary Hits
      8         Contemporary, Adult 45+
      9         Contemporary, Adult, Hot
      10        Contemporary, Adult, Mainstream
      11        Country, Classic
      12        Country, Hits
      13        Dance
      14        Dixieland
      15        Easy Listening Mix
      16        Ethereal / Ambient
      17        Exotic
      18        Futuristic / Space
      19        Great Movie Themes
      20        Hip Hop
      21        Inspirational
      22        Instrumental
      23        Jazz
      24        Jazz, Light
      25        New Age
      26        Piano Selections
      27        Rhythm & Blues
      28        Rhythm & Blues, Classics
      29        Rock, Alternative
      30        Rock, Classic
      31        Rock, Hard
      32        Rock, Soft
      33        Romantic
      34        Site Favorites
      35        Sophisticated
      36        Top 40
      37        Upbeat